UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 1, 2020

Date of Report (Date of earliest event reported)

RIBBON COMMUNICATIONS INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38267	82-1669692
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 TECHNOLOGY PARK DRIVE, WESTFORD, massachusetts 01886

(Address of Principal Executive Offices) (Zip Code)

(978) 614-8100

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	RBBN	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Amended and Restated Purchase Agreement

As previously disclosed, on August 5, 2020, Ribbon Communications, Inc. (“Ribbon”), Ribbon Communications Operating Company, Inc. (“RCOCI”) and Ribbon Communications International Limited (together with RCOCI, the “Sellers”, and together with Ribbon, the “Ribbon Parties”) entered into a Purchase Agreement (the “Purchase Agreement”) with American Virtual Cloud Technologies, Inc. (“AVCT”), pursuant to which AVCT agreed to purchase the Sellers’ cloud-based enterprise services business (also known as the Kandy Communications business) (the “Business”) by acquiring certain of the Sellers’ and their respective affiliates’ assets (and assuming certain of the Sellers’ and their respective affiliates’ liabilities) primarily associated with the Business, and acquiring all of the outstanding interests of Kandy Communications LLC (the “Transaction”).

On December 1, 2020, AVCT and the Ribbon Parties entered into an amended and restated Purchase Agreement (the “Amended and Restated Purchase Agreement”). The Amended and Restated Purchase Agreement revises the Purchase Agreement to, among other things, reflect the revised consideration payable to Ribbon in connection with the Transaction (as described below), AVCT’s obligation to continue its offering of Units (as defined below) after the Closing (the “PIPE Equity Offering”), and AVCT’s obligation to seek stockholder approval after the Closing (the “Requisite Stockholder Approval”) of the issuance of shares of Common Stock (as defined below) to Ribbon upon the conversion of the Debentures (as defined below) and exercise of the Warrants (as defined below) issued to Ribbon pursuant to Nasdaq listing rules (collectively, the “Conversion Shares”). Under the terms of the Amended and Restated Purchase Agreement, AVCT has agreed to pay to Ribbon $45.0 million, subject to certain adjustments, in the form of units of AVCT’s securities (“Units”), with each Unit consisting of (i) $1,000 in principal amount of AVCT’s Series A-1 convertible debentures (“Debenture”) and (ii) one warrant to purchase 100 shares of common stock, $0.0001 par value (the “Common Stock”), of AVCT (“Warrant”) as consideration for the Transaction. As adjusted, the closing consideration consisted of 43,778 Units. AVCT and the Ribbon Parties consummated the Transaction on December 1, 2020 (the “Closing”). In connection with the Closing and pursuant to the terms of the Amended and Restated Purchase Agreement, AVCT delivered evidence to the Ribbon Parties that the “Initial Closing” pursuant to that certain Securities Purchase Agreement, dated as of December 1, 2020, between AVCT and SPAC Opportunity Partners Investment Sub LLC (the “Initial Investor”), had occurred, whereby the Initial Investor purchased 10,000 Units from AVCT for a purchase price of $10.0 million (the “NCP Subscription Agreement”).

Pursuant to the terms of the Debenture and the Warrant, the Conversion Shares, together with shares issued pursuant to Units sold under the NCP Subscription Agreement, will not exceed 19.9% of either (i) the total number of shares of Common Stock outstanding on the Closing or (ii) the total voting power of AVCT’s securities outstanding at the Closing that are entitled to vote on a matter being voted on by holders of AVCT’s Common Stock, unless and until AVCT has obtained the Requisite Stockholder Approval.

The foregoing description of the Amended and Restated Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended and Restated Purchase Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Amended and Restated Voting Agreements

As previously disclosed, on August 5, 2020, the Ribbon Parties entered into voting agreements (the “Voting Agreements”) with Pensare Sponsor Group, LLC and Stratos Management Systems Holdings, LLC (each, a “Significant Stockholder”). The Significant Stockholders hold in the aggregate approximately 70% of AVCT’s outstanding Common Stock.

On December 1, 2020, the Ribbon Parties and each Significant Stockholder entered into amended and restated Voting Agreements (the “Amended and Restated Voting Agreements”), which revise the Voting Agreements, among other things, to reflect that each Significant Stockholder has agreed, with respect to all of the voting securities of AVCT that such Significant Stockholder beneficially owns as of the date thereof or thereafter, to vote in favor of the issuance of the Conversion Shares. The Amended and Restated Voting Agreements will terminate upon AVCT obtaining the Requisite Stockholder Approval.

The foregoing description of the Amended and Restated Voting Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended and Restated Voting Agreements, which are filed as Exhibit 10.1 and Exhibit 10.2 to this Current Report on Form 8-K and are incorporated herein by reference.

Investor Rights Agreement

In connection with the consummation of the Transaction, Ribbon entered into an Investor Rights Agreement (the “Investor Rights Agreement”) with the Significant Stockholders and AVCT, pursuant to which Ribbon received customary registration rights with respect to the Conversion Shares. In addition, under the Investor Rights Agreement, so long as Ribbon holds at least 25% of the total number of Conversion Shares (the “Minimum Shares”), Ribbon will have the right to nominate one director to the AVCT board of directors. If Ribbon holds the Minimum Shares and does not exercise its right to nominate one director, Ribbon will have the right to designate a board observer. The Investor Rights Agreement also provides that each Significant Stockholder has agreed with AVCT to support AVCT’s obligation to nominate Ribbon’s director nominee and to vote all of their respective voting securities of AVCT in favor of the election of Ribbon’s director nominee. The Investor Rights Agreement further provides that, if AVCT consummates the sale of $50.0 million or more in Units (excluding the Units paid to Ribbon as consideration for the Transaction but including the Units sold in the “Initial Closing” pursuant to the NCP Subscription Agreement, and Units sold in the “Final Closing” pursuant to the NCP Subscription Agreement) in the PIPE Equity Offering by May 24, 2021 (the “Termination Date”), then Ribbon will be eligible to have AVCT redeem up to the lesser of (i)5,000 Units received as consideration for the Transaction, and (ii) the number of Units equal to (x) the aggregate dollar amount of Units sold in the PIPE Equity Offering by the Termination Date minus $50.0 million divided by (y) $1,000. The remaining Debentures and Warrants issued to Ribbon as consideration for the Transaction may be converted and exercised, as applicable, pursuant to the terms of the Debentures and Warrants, as applicable.

The foregoing description of the Investor Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Investor Rights Agreement, which is filed as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)        Exhibits.

2.1	Amended and Restated Purchase Agreement, dated December 1, 2020, among Ribbon Communications Inc., Ribbon Communications Operating Company, Inc., Ribbon Communications International Limited and American Virtual Cloud Technologies, Inc.

10.1	Amended and Restated Voting Agreement, dated December 1, 2020, by and among Ribbon Communications Inc., Ribbon Communications Operating Company, Inc., Ribbon Communications International Limited and Pensare Sponsor Group, LLC.

10.2	Amended and Restated Voting Agreement, dated December 1, 2020, by and among Ribbon Communications Inc., Ribbon Communications Operating Company, Inc., Ribbon Communications International Limited and Stratos Management Systems Holdings, LLC.

10.3	Investor Rights Agreement, dated December 1, 2020, by and among Ribbon Communications Inc., Pensare Sponsor Group, LLC and Stratos Management Systems Holdings, LLC.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 7, 2020	Ribbon Communications Inc.

	By:	/s/ Bruce McClelland
Name: Bruce McClelland
Title: President and Chief Executive Officer